Exhibit 10.9

STONE ENERGY CORPORATION

AMENDMENT NO. 1 TO THE FOURTH AMENDED
AND RESTATED CREDIT AGREEMENT

     This Amendment No. 1 dated as of October 31, 2003 (the “Agreement”) is among Stone Energy Corporation, a Delaware corporation (“Borrower”), the banks party to the Credit Agreement described below (“Banks”) and Bank of America, N.A., as Administrative Agent for the Banks (“Administrative Agent”).

INTRODUCTION

     A. Borrower, Administrative Agent, and the Banks are parties to the Fourth Amended and Restated Credit Agreement dated as of December 20, 2001 (the “Credit Agreement”).

     B. Borrower has requested that the Banks (i) increase the Borrowing Base under the Credit Agreement, (ii) extend the maturity of the Credit Agreement, and (iii) amend certain negative covenants in the Credit Agreement.

     C. In addition, the Banks and Borrower have agreed to amend Exhibit B to the Credit Agreement.

     THEREFORE, Borrower, Administrative Agent and the Banks hereby agree as follows:

     Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

     Section 2. Borrowing Base Increase. In accordance with Section 2.2(b) of the Credit Agreement, the Banks hereby increase the Borrowing Base under the Credit Agreement to $350,000,000, effective November 1, 2003.

     Section 3. Amendment. Effective as of the date specified in Section 6 of this Agreement, the Credit Agreement is amended as follows:

          (a) The definition of “EBITDA” in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

     “EBITDA” means, with respect to any Person and for any period of its determination, the consolidated Net Income, excluding extraordinary items and non-cash accretion expense (in accordance with SFAS No. 143), of such Person for such period, plus the consolidated interest expense, income taxes, depreciation, depletion, and amortization of such Person for such period.

          (b) The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

     “Maturity Date” means the earlier of (a) June 20, 2005 and (b) the earlier termination in whole of the Commitments pursuant to Section 2.1(b) or Article VII.

          (c) In Section 6.1(j) of the Credit Agreement, the reference to the dollar amount “$5,000,000” is hereby amended to read “$10,000,000”.

          (d) In Section 6.4(b) of the Credit Agreement, the reference to the dollar amount “$5,000,000” is hereby amended to read “$15,000,000”.

          (e) Exhibit B to the Credit Agreement is hereby deleted and replaced in full by Exhibit B to this Agreement.

     Section 4. Amendment Fees. The Borrower promises to pay to Administrative Agent, for the benefit of each Bank, an amendment fee in an amount equal to 0.125% of such Bank’s Commitment.

     Section 5. Representations and Warranties.

          (a) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement;

          (b) (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

          (c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

     Section 6. Effectiveness. This Agreement, including the amendments contained in Section 3 of this Agreement, shall become effective upon the occurrence of all of the following: (i) the Majority Banks’ and the Borrower’s duly and validly executing originals of this Agreement, (ii) the representations and warranties in this Agreement being true and correct in all material respects, and (iii) the payment in full by the Borrower of the fees specified in Section 4 of this Agreement.

     Section 7. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.